Exhibit (i)(1)
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DrinkerBiddle&Reath
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                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757
                              www.drinkerbiddle.com




                                December 31, 2009

Allegiant Advantage Funds
760 Moore Road
King of Prussia, PA  19406


Ladies and Gentlemen:

         We have acted as counsel to Allegiant Advantage Funds, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 30 (the "Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended registering an indefinite number of shares of each of the classes of shares listed on Schedule 1 to this opinion (collectively, the "Shares"). The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value.

         We have reviewed the Trust's Agreement and Declaration of Trust, its Bylaws, and resolutions adopted by its Board of Trustees, and have considered such other legal and factual matters as we have considered necessary.

         This opinion is based exclusively on the laws of the State of Delaware and the federal laws of the United States of America.

                  We have assumed the following for this opinion:

                  The Shares will be issued in accordance with the Trust's Agreement and Declaration of Trust and Bylaws and resolutions of the Trust's Board of Trustees relating to the creation, authorization and issuance of the Shares.

                  The Shares will be issued against consideration therefor as described in the Trust's prospectus relating thereto, and that such consideration will have been at least equal to the applicable net asset value and the applicable par value.

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DrinkerBiddle&Reath
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Allegiant Advantage Funds
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         Based on the foregoing, it is our opinion that:

         1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

         2. When issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable by the Trust and that the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust).

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 30 to the Registration Statement. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.


                                                 Very truly yours,


                                                 /s/ Drinker Biddle & Reath LLP
                                                 ------------------------------
                                                 DRINKER BIDDLE & REATH LLP

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DrinkerBiddle&Reath
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                                   SCHEDULE 1


Institutional Money Market Fund
Advisor Shares
Institutional Shares
Service Shares
Institutional Government Money Market Fund
Advisor Shares
Institutional Shares
Service Shares
Institutional Treasury Money Market Fund
Advisor Shares
Institutional Shares
Service Shares